Exhibit 99.77(q)(1)

ITEM 77Q-1 – Exhibits

(a)(1)	Amendment No. 61 effective May 2, 2017 to the Amended and Restated Declaration of Trust (abolishment of Class B shares for Voya Diversified International Fund, Voya Global Bond Fund, Voya Global Equity Dividend Fund, Voya Global Equity Fund, Voya Global Real Estate Fund, Voya International Real Estate Fund, Voya Multi-Manager Emerging Markets Equity Fund, Voya Multi-Manager International Equity Fund, Voya Multi-Manager International Small Cap Fund, and Voya Russia Fund) – Filed as an Exhibit to Post-Effective Amendment No. 206 to the Registrant’s Form N-1A Registration Statement on July 14, 2017 and incorporated herein by reference.

(a)(2)	Plan of Liquidation and Dissolution of Series of Voya Diversified International Fund effective May 19, 2017 – Filed herein.

(e)(1)	Amended Schedule A, effective October 12, 2017, to the Investment Management Agreement between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated on May 1, 2015 – Filed herein.

(e)(2)	Management Fee Waiver between Voya Investments LLC and J.P. Morgan Investment Management Inc. with respect to funds sub-advised by J.P. Morgan Investment Management Inc. – Filed herein.

(e)(3)	Amended and Restated Sub-Advisory Agreement effective November 18, 2014, as Amended and Restated July 14, 2017, between Voya Investments, LLC and CBRE Clarion Securities LLC (Voya International Real Estate Fund, Voya Global Real Estate Fund, Voya CBRE Global Infrastructure Fund, and Voya CBRE Long/Short Fund) – Filed as an Exhibit to Post-Effective Amendment No. 206 to the Registrant’s Form N-1A Registration Statement on July 14, 2017 and incorporated herein by reference.

(e)(4)	Sub-Advisory Fee Waiver Letter dated June 1, 2017 with respect Sub-Advisory Agreement dated November 18, 2014 between Voya Investments, LLC, Voya Mutual Funds and J.P. Morgan Investment Management Inc. – Filed here.